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    As filed with the Securities and Exchange Commission on
                        June 11, 1998

                     Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933


                CIRCLE INTERNATIONAL GROUP, INC.
       (Exact name of issuer as specified in its charter)

          Delaware                          94-1740320
(State or other jurisdiction             (I.R.S. employer
    of incorporation or                identification number)
       organization)
   260 Townsend Street, San Francisco, California  94107-0933
   (Address of principal executive offices)        (Zip Code)

    THE CIRCLE INTERNATIONAL GROUP, INC. 1994 OMNIBUS EQUITY
                         INCENTIVE PLAN
                    (Full title of the plan)

                          Peter Gibert
                Circle International Group, Inc.
   260 Townsend Street, San Francisco, California  94107-0933
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (415) 978-0600

                            Copy to:
                      John F. Seegal, Esq.
               Orrick, Herrington & Sutcliffe LLP
                       400 Sansome Street
                San Francisco, California  94111

                 CALCULATION OF REGISTRATION FEE

=================================================================
                             Proposed   Proposed
Title of                     Maximum    Maximum
Securities    Amount         Offering   Aggregate
to be         to be          Price      Offering       Amount
Registered    Registered     Per        Price*         of Regis-
                             Share*                    tration

Common Stock, 500,000 shares $25.046875 12,523,437.50  $3,695.00 and Options
to Purchase
Common Stock
=================================================================
     * Estimated solely for the purpose of calculating the registration fee on the basis of $25.046875, the average of the high and low prices for the Common Stock on June 10, 1998 as reported by NASDAQ.

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       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the Annual Report on Form 10-K for The Circle International Group, Inc. (the "Company") for the fiscal year ended December 31, 1997 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such Form 10-K; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article SIXTH of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

Article V of the Company's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law.

Section 145 of the DGCL makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

The Company has entered into indemnification agreements with each director and officer which provide indemnification under certain circumstances.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

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ITEM 8.   EXHIBITS

4.1 The Circle International Group, Inc. 1994 Omnibus Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.11 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 0-8664 and Exhibit 10.11.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 0-8664).

4.2  Form of Nonqualified Stock Option Agreement.

4.3  Form of Restricted Stock Award Agreement.

4.4  Form of Incentive Stock Option Agreement.

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in
     Exhibit 5.1.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


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          (2)  That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                           Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 22nd of May, 1998.

The Circle International Group, Inc.
     (Registrant)

 /s/ Peter Gibert
     -------------------------------------
     Peter Gibert
     Chairman of the Board of Directors,
     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                 Date

Principal Executive Officer:

/s/ Peter Gibert
    ------------------------
    Peter Gibert              President, Chairman   May 22, 1998
                              of the Board and
                              Chief Executive
                              Officer

Principal Financial Officer
and Accounting Officer:

/s/ Janice Kerti
    ------------------------
    Janice Kerti              Senior Vice           May 22, 1998
                              President, Chief
                              Financial Officer

Directors:


/s/ Peter Gibert
    ------------------------
    Peter Gibert              Director              May 22, 1998


/s/ John M. Kaiser
    ------------------------
    John M. Kaiser            Director              May 22, 1998


/s/ Ray C. Robinson, Jr.
    ------------------------
    Ray C. Robinson, Jr.      Director              May 22, 1998


/s/ Wesley J. Fastiff
    ------------------------
    Wesley J. Fastiff         Director              May 22, 1998



A majority of the members of the Board of Directors.

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                          EXHIBIT INDEX

4.1 The Circle International Group, Inc. 1994 Omnibus Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.11 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 0-8664 and Exhibit 10.11.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 0-8664).

4.2  Form of Nonqualified Stock Option Agreement.

4.3  Form of Restricted Stock Award Agreement.

4.4  Form of Incentive Stock Option Agreement.

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in
     Exhibit 5.1.